Exhibit 5.1

DLA Piper LLP (US)
51 John F. Kennedy Parkway, Suite 120
Short Hills, New Jersey 07078
www.dlapiper.com

T: 973-520-2550
F: 973-520-2551

Attorneys Responsible for Short Hills Office:

Andrew P. Gilbert
Michael E. Helmer

July 26, 2018

Liquidia Technologies, Inc.

419 Davis Drive, Suite 100

Morrisville, North Carolina 27560

Re:          Securities Being Registered under Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Liquidia Technologies, Inc., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to the registration of an aggregate of 3,097,230 shares (the “Shares”) of common stock, $0.001 par value per share, of the Company (“Common Stock”), that may be issued pursuant to the Company’s Stock Option Plan, as amended (the “2004 Plan”), the Company’s 2016 Equity Incentive Plan, as amended (the “2016 Plan”), and the Company’s 2018 Long-Term Incentive Plan (the “2018 Plan” and, collectively with the 2004 Plan and the 2016 Plan, the “Plans”), as referenced in the Registration Statement.

In connection with this opinion letter, we have examined the Registration Statement and originals, or copies certified or otherwise identified to our satisfaction, of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the terms of the Plans and any award agreement entered into under the Plans, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the U.S. Securities and Exchange Commission thereunder.

Very truly yours,

/s/ DLA Piper LLP (US)